UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2019

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900 Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 277-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	JASN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 1, 2019, the Board of Directors of Jason Industries, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.0001 per share (the “Common Stock”). The dividend is payable on September 6, 2019 to the stockholders of record on September 6, 2019 (the “Record Date”). Once exercisable, each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), for $5.00 (the “Purchase Price”), subject to adjustment. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights. The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 1, 2019 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as the rights agent (the “Rights Agent”).
In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group which acquires 30% or more of our outstanding common stock without the approval of the Company’s Board of Directors. The Rights Agreement should not interfere with any merger or other business combination approved by the Company’s Board of Directors.
Following is a summary of the terms of the Rights Agreement. This summary is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached hereto as Exhibit 4 and is incorporated herein by reference.
The Rights. The Company’s Board of Directors authorized the issuance of a Right with respect to each outstanding share of Common Stock on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock. The Rights are evidenced only by certificates that represent shares of Common Stock or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares. New Rights will accompany any new shares of Common Stock issued after the Record Date and prior to the earliest of the Distribution Date (as described below), the Redemption Date (as defined in the Rights Agreement) and March 1, 2021.
Exercise Price. Each Right will allow its holder to purchase one one-thousandth (1/1,000) of a Preferred Share, for the Purchase Price, subject to adjustment, once the Rights become exercisable. This portion of a Preferred Share will have approximately the same dividend, voting and liquidation rights equivalent to a share of Common Stock. Prior to exercise, each Right does not give its holder any dividend, voting or liquidation rights.
Exercisability. The Rights will not be exercisable until the earlier of (1) 10 days after the public announcement that a person or group has become an Acquiring Person (as defined in the Rights Agreement) by obtaining beneficial ownership of 30% or more of the Company’s outstanding Common Stock or (2) 10 business days (or such later date as the Company’s Board of Directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. If a stockholder’s beneficial ownership of the Common Stock as of the time of the public announcement of the Rights Agreement and associated dividend declaration is at or above the applicable threshold (including through entry into certain derivative positions), that stockholder’s then-existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement, the stockholder increases its ownership percentage.
Certain synthetic interests in securities created by derivative positions - whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act - are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.
The Company refers to the date when the Rights become exercisable as the “Distribution Date.” Until that date, Common Stock certificates will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of Rights. After that date, the Rights will separate from the Common Stock and be evidenced by book entry credits or by Rights certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person are void and may not be exercised.
Consequences of a Person or Group Becoming an Acquiring Person.
•Flip In. If a person or group becomes an Acquiring Person, all holders of Rights (other than the Acquiring Person and certain related parties, whose rights automatically become null and void) will have the right to receive, for the Purchase Price, shares of Common Stock with a market value equal to twice the Purchase Price, based on the market price of the Common Stock prior to such acquisition.

•Flip Over. If the Company is acquired in a merger or similar transaction after the Distribution Date, all holders of Rights (other than the Acquiring Person and certain related parties, whose rights automatically become null and void) will have the right to receive, for the Purchase Price, shares of the acquiring corporation with a market value equal to twice the Purchase Price based on the market price of the acquiring corporation’s stock, prior to such merger.

Notional Common Shares. Common Stock held by affiliates and associates of an Acquiring Person, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a derivatives contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.
Preferred Share Provisions. Each one one-thousandth of a Preferred Share, if issued:
•will not be redeemable;

•will entitle holders to quarterly dividend payments of $0.001 per one one-thousandth of a share or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•will entitle holders upon liquidation either to receive $1.00 per one one-thousandth of a share or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•will have the same voting power as one share of Common Stock; and

•if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a payment per one one-thousandth of a share equal to the payment made on one share of Common Stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of Common Stock.
Expiration. The Rights will expire on March 1, 2021.
Redemption. In general, the Company’s Board of Directors may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Company’s Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of the Common Stock.
Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Company’s Board of Directors may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, subject to adjustment, other than Rights held by the Acquiring Person.
Anti-Dilution Provisions. The Company’s Board of Directors may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or Common Stock. No adjustments to the Purchase Price of less than 1% will be made.
Amendments. The terms of the Rights Agreement may be amended by the Company’s Board of Directors without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Company’s Board of Directors may not amend the Rights Agreement in a way that adversely affects holders of the Rights.
Each outstanding share of Common Stock upon the close of business on September 6, 2019 will receive one Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock which becomes outstanding between the Record Date and the Distribution Date so that all such shares will have attached Rights. The Company’s Board of Directors has initially reserved 50,000 Preferred Shares for issuance upon exercise of the Rights, effective on the Record Date.

The foregoing description of the Rights Agreement, the Rights and the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock and the Rights Agreement, copies of which have been filed as Exhibits 3 and 4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included in Item 1.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 1.01 of this Current Report, on September 1, 2019, the Board of Directors of the Company approved an Amended and Restated Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (the “Amended and Restated Certificate of Designation”), which designates the rights, preferences and privileges of 50,000 shares of a series of the Company’s preferred stock, $0.0001 par value per share, designated as Series A Junior Participating Preferred Stock. The Company filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Designation relating to the Preferred Shares issuable upon exercise of the Rights (if the Rights become exercisable) as described under Item 1.01 of this Current Report. A copy of the Amended and Restated Certificate of Designation is filed herewith as Exhibit 3 and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 3, 2019, the Company issued a press release which announced the adoption of the Rights Agreement and the declaration of the Rights dividend. A copy of the press release is filed herewith as Exhibit 99 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibits listed in the exhibit index below are being filed herewith:

Exhibit No.     Description

3 Amended and Restated Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock to the Second Amended and Restated Articles of Incorporation of

Jason Industries, Inc., dated as of September 1, 2019 (Incorporated by reference to Exhibit A to Exhibit 4 of this Current Report on Form 8-K).

4 Rights Agreement, dated as of September 1, 2019, by and between Jason Industries, Inc. and Continental Stock Transfer & Trust Company, as the Rights Agent, including the Amended and Restated Certificate of Designations, Preferences and Rights of the Series A Junior Participating Preferred Stock as Exhibit A thereto, the form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto.

99 Press Release of Jason Industries, Inc., dated as of September 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ Kevin M. Kuznicki
Name:    Kevin M. Kuznicki

Title:	Senior Vice President, General Counsel & Secretary

Date: September 3, 2019